SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 10, 2003

TEKELEC

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-15135 (Commission File Number)	95-2746131 (I.R.S. Employer Identification No.)

26580 W. Agoura Road, Calabasas, CA (Address of principal executive offices)	91302 (Zip Code)

Registrant’s telephone number, including area code: (818) 880-5656

Item 5. Other Events and Required FD Disclosure.

     On June 10, 2003, Tekelec, a California corporation (“Tekelec” or the “Company”), issued a press release announcing its intention to raise $125,000,000 through a Rule 144A offering of senior subordinated convertible notes due 2008. Tekelec also announced that it intends to grant to the initial purchaser of the notes an option to purchase an additional $25,000,000 principal amount of the notes. The Company intends to use the net proceeds from the sale of the notes for the redemption of the Company’s 3.25% Convertible Subordinated Discount Notes due 2004.

     A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

     The following exhibit is filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated June 10, 2003 of Tekelec

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec

Dated: June 11, 2003	By:	/s/ Ronald W. Buckly

Ronald W. Buckly Vice President and General Counsel

3

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated June 10, 2003 of Tekelec

4